                                                                     Exhibit 4.2

                                                                      Exhibit A

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

                    6% CONVERTIBLE NOTE DUE DECEMBER 31, 2004

                                       OF

                            GENOME THERAPEUTICS CORP.

Note No.:  ___                             Original Principal Amount: $[______]
Issuance Date:  March  __, 2002                              New York, New York

         FOR VALUE RECEIVED, GENOME THERAPEUTICS CORP., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (the "Company"), hereby promises to pay to the order of [_______________________________] or its registered assigns or successors-in-interest ("Holder") the principal sum of [$_________], together with all accrued but unpaid interest thereon, if any, on December 31, 2004 (the "Maturity Date"), to the extent such principal amount and interest has not been repaid or converted into the Company's Common Stock, $.10 par value per share (the "Common Stock"), in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall accrue at the rate of 6% per annum from the date of original issuance hereof (the "Issuance Date") until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Agreements. Interest on this Note shall accrue daily commencing on the Issuance Date, shall be compounded semiannually (to the extent not paid in accordance with Section 1) and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in accordance with Section 1 hereof. Notwithstanding anything contained herein, this Note shall bear interest on the outstanding Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a), at the rate (the "Default Rate") equal to the lower of eighteen percent (18%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

         All payments of principal and interest on this Note (to the extent such principal is not converted into Common Stock or such interest is not paid in Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check. This Note may not be prepaid in whole or in part except as otherwise provided herein or in the Agreements. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day. This Note and the other convertible notes issued by the Company on the Issuance Date pursuant to the Purchase Agreement are collectively referred to as the "Notes".

         Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement dated on or about the Issuance Date pursuant to which this Note was originally issued (the "Purchase Agreement"). For purposes hereof the following terms shall have the meanings ascribed to them below:

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

         "Change in Control Transaction" will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in
Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the Company enters into an agreement providing for an event set forth in (i), (ii), (iii) or (iv) above.

         "Conversion Ratio" means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the lower of the Conversion Price or Market Price.

         "Conversion Price" shall equal $8.00 per share (subject to adjustment as set forth herein).

         "Convertible Securities" means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

         "Effective Date" means the date on which a Registration Statement covering all the Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC.

         "Effective Registration" shall have the meaning set forth in
Section 1(c).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Transaction" shall mean any transaction in which the Company issues any of its securities: (i) pursuant to any Convertible Securities currently outstanding on the date hereof in accordance with the terms of such Convertible Securities in effect on the date hereof; (ii) pursuant to its currently outstanding obligations, upon the occurrence of certain events, to issue Convertible Securities pursuant to (a) the Company's Letter Agreement with Ladenburg Thalmann dated August 6, 2001, as in effect on the date hereof, which has been furnished in its entirety to the Purchasers or (b) the License and Supply Agreement between Biosearch Italia, S.P.A. and the Company dated as of October 2001, as in effect on the date hereof, pursuant to which the Company may issue shares of Common Stock to Biosearch Italia, S.P.A. upon conversion of promissory notes with a fixed conversion price greater than the Conversion Price hereunder ("Biosearch Notes"), which Biosearch Notes shall not exceed $7 million in principal amount and the form of which Biosearch Notes have been furnished in their entirety to the Purchasers; (iii) by reason of a dividend, stock split or other distribution on shares of Common Stock that is covered by Subsection 3(c)(i) or (ii) below; (iv) to any officer, director or employee of the Company pursuant to a bona fide option or equity incentive plan or arrangement duly adopted by the Board of Directors of the Company; (v) to any consultant of the Company as reasonable compensation for services rendered up to an aggregate amount of $1 million in any calendar year; (vi) in connection with any acquisition of assets or licensing of intellectual property or joint ventures with third parties not affiliated with the Company, each on reasonable terms necessary or desirable for the operation of the Company's business, which is not primarily a capital raising transaction and so long as no greater than 10% of the outstanding Common Stock is issued in the aggregate in any given 365 day period, commencing as of the issuance date of this Note (and the first and second anniversaries thereof), under all such transactions during such 365 day period and so long as no greater than 20% of the outstanding Common Stock is issued in the aggregate under all such transactions over the term of the Notes (in each case assuming full conversion and exercise of all Convertible Securities); (vii) pursuant to any registered firm commitment underwritten public offering of Common Stock which is not an equity-line transaction or "shelf" offering (excluding any take down from a shelf registration statement that is conducted in accordance with the provisions of this clause (vii)) and generates net proceeds to the Company in excess of $30 million, where such underwriter is a nationally recognized underwriter; (viii) pursuant to any registered public offering of Common Stock through a nationally recognized investment banking firm serving as agent and selling to unaffiliated parties through the Principal Market (other than an equity-line transaction) which is accomplished by means of a take down from a shelf registration statement; and
(ix) to any publicly recognized mutual fund registered under the Investment Company Act of 1940, as amended, advised by a large brand-name single investment adviser registered under the Investment Advisers Act of 1940, as amended, with at least $5 billion in assets under direct management and to such other large financial institutions mutually agreed upon in writing in advance by the Company and the Holder, in each case so long as only Common Stock is issued in such transaction which Common Stock is sold at a Per Share Selling Price greater than 90% of the then current market price of the Common Stock and provided that such transaction is not a Variable Rate Transaction or MFN Transaction.

         "Market Price" shall mean the average of the closing bid prices on the Principal Market (based on the official close of trading for the Principal Market) for the five (5) consecutive Trading Days immediately preceding the date on which such Market Price is being determined (such closing bid prices shall be appropriately and equitably adjusted for any stock splits, stock dividends, recapitalizations and the like).

         "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "MFN Offering") which grants to the investor (the "MFN Investor") the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering, excluding the issuance of any securities by the Company that would constitute an MFN Transaction solely because such securities contain weighted-average anti-dilution provisions similar to those contained in the Notes.

         "Per Share Selling Price" shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

         "Principal Amount" shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

         "Principal Market" shall mean the Nasdaq National Market or such other principal market or exchange on which the Common Stock is then listed for trading.

         "Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Trading Day" shall mean a day on which there is trading on the Principal Market.

         "Underlying Shares" means the shares of Common Stock into which the Notes are convertible (including payment or repayment of interest or principal in Common Stock as set forth herein) in accordance with the terms hereof and the Purchase Agreement.

         "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions and weighted-average anti-dilution provisions similar to those contained in the Notes and excluding any issuances of securities upon the achievement of certain milestones by the Company or by any strategic partner or consultant of the Company, or upon the Company or any strategic partner or consultant of the Company exceeding certain performance targets, in transactions of the type described in within clauses (v) or (vi) (without reference to the dollar and percentage limitations set forth in such clauses) of the definition of Excluded Transaction), or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the Securities Act.

         "VWAP" shall mean the daily dollar volume-weighted average sale price for the Common Stock on the Principal Market on any particular Trading Day during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the holders of at least a majority of the principal amount of the Notes then outstanding. All such determinations to be appropriately and equitably adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

         The following terms and conditions shall apply to this Note:

         Section 1. Payments of Principal and Interest.

              (a) Interest. The Company shall pay the interest hereunder semiannually in arrears on each June 30 and December 31 (each, an "Interest Payment Date") either in cash or in shares of Common Stock at the Company's option commencing on June 30, 2002.

              (b) Cash or Common Stock. Subject to the terms hereof, the Company shall have the right to satisfy payment of interest in full on each Interest Payment Date either in cash or in shares of Common Stock (but not both) at the Company's option. The Company shall deliver to all the holders of Notes a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such interest due hereunder in full on such Interest Payment Date in either cash or Common Stock ("Interest Payment Election Notice"). Such Interest Payment Election Notice shall be delivered at least six (6) Trading Days prior to the applicable Interest Payment Date but no more than twenty (20) Trading Days prior to such Interest Payment Date (the date of such notice being hereinafter referred to as the "Notice Date"). If such Interest Payment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the interest payment shall be made in either cash or shares of Common Stock on the same terms hereunder at the Holder's sole option. If the Company elects or is required to pay any interest amount due hereunder in cash on an Interest Payment Date, then on such Interest Payment Date the Company shall pay to the Holder an amount equal to such interest amount due hereunder in satisfaction of such obligation. If the Company elects or is required to repay any interest amount due hereunder in shares of Common Stock, the number of such shares to be issued for such Interest Payment Date shall be the number determined by dividing such interest amount due hereunder by 95% of the Market Price as of such Interest Payment Date. Such shares shall be issued and delivered within three
(3) Trading Days following such Interest Payment Date and shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions other than the requirements of applicable securities laws. Certificates representing such shares, free of restrictive legends and trading restrictions except for prospectus delivery requirements under applicable securities laws in connection with the resale of such shares, shall be delivered to the Holder within such 3-Trading Day period, or in lieu of delivering physical certificates representing such shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use best efforts to cause its transfer agent to electronically transmit such shares to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). If any Holder does not receive the requisite number of shares of Common Stock in the form required above within such three Trading Day period, the Holder shall have the option of either (a) requiring the Company to issue and deliver all or a portion of such shares or (b) canceling such election (whether by the Company or Holder) to pay the interest due hereunder in Common Stock (in whole or in part), in which case the Company shall immediately pay in cash the full interest amount due hereunder or such portion as the Holder specifies is to be paid in cash instead of Common Stock. Notwithstanding anything to the contrary contained herein, the Company may not pay interest in shares of Common Stock (and, subject to Section 1(d) below, must pay cash in respect thereof) on the Notes on any Interest Payment Date (1) if there is no Effective Registration on such Interest Payment Date, or (2) to the extent the limit set forth in Section 1(d) below shall be exceeded. Except as otherwise provided in this Section 1, all holders of Notes must be treated equally with respect to such payment of interest in shares of Common Stock.

              (c) No Effective Registration. Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to repay the interest due hereunder in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Interest Payment Date if at any time from the Notice Date until the time at which the Holders receive such shares there fails to exist Effective Registration (defined below) or an Event of Default hereunder exists or occurs, unless otherwise waived in writing by the Holder in whole or in part at the Holder's option. "Effective Registration" shall mean: (i) the Company has complied with its material obligations under all the Agreements in all material respects and has not made any material misrepresentations under any of the Agreements or under any other agreements between the Company and the Purchasers, except for those breaches or defaults which are capable of being cured and have been so cured within a reasonable time following notice of such breach or default (not to exceed twenty Business Days);
(ii) the resale of all Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement in accordance with the terms of the Registration Rights Agreement and such registration statement is not subject to any suspension or stop orders; (iii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not then subject to any blackout or similar circumstance; (iv) such Registrable Securities are listed, or approved for listing prior to issuance, on an Approved Market and are not subject to any trading suspension (nor shall trading generally have been suspended on such exchange or market), and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on the Approved Market on which the Common Stock is then traded or listed; (v) the requisite number of shares of Common Stock shall have been duly authorized and reserved for issuance as required by the terms of the Agreements; (vi) none of the Company or any direct or indirect subsidiary of the Company is subject to any Bankruptcy Event; and (vii) no Holder is identified as an underwriter in the Registration Statement. For purposes hereof, "Bankruptcy Event" means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or
(h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

              (d) Ownership/Issuance Limitations. Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to repay the interest due hereunder in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Interest Payment Date to the extent that such payment in shares of Common Stock would result in the Holder hereof exceeding the limitations contained in Section 3(j) below, provided, however, that to the extent that such stock payment cannot be made solely because it would otherwise violate Section 3(j)(A) below, then (i) the Company on the Interest Payment Date shall repay such portion of the interest due hereunder in shares of Common Stock as may be effected without exceeding such limitation, and
(ii) the Interest Payment Date for the balance of the interest due hereunder which cannot be paid due to Section 3(j)(A) below shall be extended until such time as such stock payment can be made without violating such Section 3(j)(A). If any portion of any interest payment remains unpaid as of the Maturity Date hereof, such amount shall be repaid in cash on the Maturity Date (unless accelerated hereunder pursuant to Section 5 below).

         Section 2. No Senior Debt. Subject to the last sentence of this Section 2, so long as any Principal Amount of Notes is outstanding, the Company and its subsidiaries shall not, without the affirmative vote of holders of a majority of the principal amount of Notes then outstanding and the consent of each Purchaser holding Notes, incur or permit to exist any indebtedness which is senior to the Notes other than up to an aggregate of $10 million in principal amount of outstanding debt at any point in time incurred to purchase or lease fixed or capital assets. The provisions of this Section 2 shall cease to have any further force or effect upon the consummation of a Change in Control Transaction.

         Section 3. Conversion.

              (a) Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), which may be transmitted by facsimile to only the Company followed by an email to the Company's three (3) designees as indicated in Section 9.4 of the Purchase Agreement confirming that such Conversion Notice was delivered to the Company. Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 3(j) below. For clarification purposes, any conversions of the outstanding Principal Amount under this Note in part pursuant to this Section 3(a) shall not affect the Company's obligation to repay the interest due hereunder as provided in Section 1 above.

              (b) Common Stock Issuance Upon Conversion.

                   (i) Conversion Date Procedures. Upon conversion of this Note pursuant to Section 3(a) above, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the Principal Amount being converted hereunder by the Conversion Price. The date of any Conversion Notice hereunder and any Interest Payment Date shall be referred to herein as the "Conversion Date". If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion. The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

                   (ii) Stock Certificates or DWAC. The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note. After a Registration Statement has been declared effective covering the Underlying Shares or Rule 144(k) under the Securities Act is available for selling such Underlying Shares, the certificates representing such Underlying Shares shall be free of restrictive legends and trading restrictions, or in lieu of delivering physical certificates representing such Underlying Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use best efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). If in the case of any conversion hereunder, such certificate or certificates are not delivered, or such DTC deposit is not effected, as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

              (c) Conversion Price Adjustments.

                   (i) Stock Dividends, Splits and Combinations. If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this
Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                        As used herein, the Affected Conversion Prices (each an "Affected Conversion Price") shall refer to: (i) the Conversion Price; (ii) each reported daily closing bid price of the Common Stock on the Principal Market occurring on any Trading Day included in the period used for determining the Market Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 3(c)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 3(c)(i).

                   (ii) Distributions. If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the then applicable Conversion Price immediately prior to the record date for such distribution.

                   (iii) Common Stock Issuances. In the event that the Company or any of its subsidiaries (A) issues or sells any Common Stock or Convertible Securities or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, at or to an effective Per Share Selling Price which is less than the greater of (I) the closing sale price per share of the Common Stock on the Principal Market on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options ("Fair Market Price"), or (II) the Conversion Price, then in each such case the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company from Persons other than the Holders of Notes for such additional shares would purchase at such Fair Market Price or Conversion Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale (excluding any shares outstanding or deemed outstanding which were issued or deemed issued to the Holders of Notes as part of such issue or sale). The foregoing provision shall not apply to any issuances or sales of Common Stock or Convertible Securities in any transaction described in clauses (i) through (viii) of the definition of Excluded Transaction or in any transaction described in clause (ix) of the definition of Excluded Transaction where the Per Share Selling Price is greater than the then applicable Conversion Price. Upon consummation of a Change in Control Transaction, the provisions of clause (I) in the first sentence of this Section 3(c)(iii) shall cease to have any further force or effect.

         For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

         For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

                   (iv) Rounding of Adjustments. All calculations under this
Section 3 or Section 1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                   (v) Notice of Adjustments. Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(i), (ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

                   (vi) Change in Control Transactions. In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) thereafter to convert this Note, in whole or in part, at the lower of the Conversion Price and the then applicable Market Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this
Section 3 or (B) at the closing of such Change in Control Transaction or within sixty (60) days thereof, require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to the greater of (i) the Applicable Percentage (as defined below) of the outstanding Principal Amount being redeemed and (ii) the product of (x) the closing sale price per share of Common Stock on the Principal Market on the Trading Day next preceding the Holder's election to have its Notes redeemed and (y) the Conversion Ratio. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder's option; provided, that upon consummation of such Change in Control Transaction the Conversion Price shall be equitably adjusted to reflect the consideration received by holders of the Company's Common Stock in such Change in Control Transaction. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. The "Applicable Percentage" shall equal 120% up to and including the first anniversary of the Issuance Date, 113% following the first anniversary of the Issuance Date up to and including the second anniversary of the Issuance Date, and 106% following the second anniversary of the Issuance Date.

                   (vii) Notice of Certain Events. If::

                      (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                      (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                      (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                      (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                      (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined and (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

              (d) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including payments and repayments of interest and principal in Common Stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments under this
Section 3 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including payments and repayments of interest and principal in Common Stock). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

              (e) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

              (f) Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

              (g) Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company's principal executive offices.

              (h) Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

              (i) Mandatory Conversion.


                   (x) Subject to subsection (i)(y) and (i)(z)below, if the closing bid price of the Company's Common Stock (as reported by the Principal Market) is greater than $18.00 per share (as such price may be appropriately and equitably adjusted for stock splits, reverse stock splits, consolidations and stock dividends) for a period ("Pricing Period") of 25 consecutive Trading Days (such 25-Trading Day period hereinafter referred to as the "Pricing Event"), then the Company shall have the right to compel the Holder to convert all or part of the outstanding Principal Amount under this Note in accordance with the terms hereof on or prior to the date (the "Mandatory Conversion Date") which is ten (10) Trading Days following the Holder's receipt of a Mandatory Conversion Notice (as defined below), provided that (A) the Company may exercise this right only by delivering to the Holder, within ten (10) Trading Days following the day on which such Pricing Event first occurs, a written notice (the "Mandatory Conversion Notice") electing to compel such conversion pursuant to this Section,
(B) there shall be Effective Registration at all times during the Pricing Period, (C) the conditions described in clause (i)(y) below shall also be satisfied and the provisions of clause (i)(z) below shall not be violated, and
(D) the Company's right to send a Mandatory Conversion Notice must be exercised with respect to all the holders of Notes in a proportionate manner. The foregoing shall not affect the Holder's right to convert any portion of this Note pursuant to Section 3(a) above at any time and from time to time before or after the Pricing Event. Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Notes contained herein.

                   (y) Notwithstanding the preceding subsection (i)(x), no holder of Notes shall be obligated to convert any Principal Amount on a Mandatory Conversion Date unless there is Effective Registration at all times from the occurrence of the Pricing Event up to and including the Mandatory Conversion Date.

                   (z) In the event that the number of Underlying Shares that would be issued to the Holder would result in such holder exceeding any limitation set forth in Section 3(j) below, then such Holder's Note shall be converted on or prior to the specified Mandatory Conversion Date only to the extent that the number of shares issued would not cause the Holder to exceed such amount. In such event, the Mandatory Conversion Date shall be extended until such time as such conversion can be made without violating Section 3(j), provided that to the extent any such conversion cannot be made because it would violate Section 3(j)(B) below, then the Company shall redeem the remaining outstanding Principal Amount of this Note which cannot be converted due to such
Section 3(j)(B) limitation at a redemption price equal to 100% of such amount.

              (j) Conversion Limitations.

                        (A) 9.9% Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes) that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" at such time (as defined in Rule 144 of the Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock ("Restricted Ownership Percentage"). Each holder shall have the right (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction.

                        (B) Overall Limit on Common Stock Issuable.
Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holders of Notes, together with the number of shares issued under the Warrants, shall not exceed 19.9% of the number of shares of Common Stock outstanding on the Closing Date, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the "Maximum Common Stock Issuance"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company. Each Holder of Notes shall be entitled to receive the number of Underlying Shares, together with its Warrant Shares under the Warrant held by it, equal to such Holder's pro rata share of the Maximum Common Stock Issuance (based upon its aggregate Purchase Price under the Purchase Agreement). Once a Holder has received its total pro rata share upon conversion of its Notes and exercise of its Warrants, and if the Company shall not have complied with its obligations to obtain the stockholder approval described below by the date set forth below, it shall have the right to compel the Company to redeem its remaining Notes and Warrants at a price equal to the Mandatory Redemption Price (as defined in below). If a Holder has converted and exercised all of its Notes and Warrants, but has not depleted the total number of pro rata shares allocated to it hereunder, its remaining pro rata shares shall be reallocated amongst the other Holders still holding Notes and Warrants on a pro rata basis. If at any point in time and from time to time (each a "Trigger Date") the number of Underlying Shares issued pursuant to conversion of the Notes and exercise of the Warrants, together with the number of Underlying Shares that would then be issuable by the Company in the event of conversion of all the Notes and exercise of all the Warrants then outstanding, would exceed the Maximum Common Stock Issuance but for this Section 3(j)(B), then the Company shall, at the Company's election, either (A) promptly call a shareholders meeting to obtain shareholder approval for the issuance of Underlying Shares hereunder in excess of the Maximum Common Stock Issuance, which such shareholder approval shall be obtained within 90 days of the Trigger Date, or (B) purchase from the holders of Notes and Warrants on a pro rata basis such Principal Amount of Notes and number of Warrants which cannot be converted or exercised due to such Maximum Common Stock Issuance limitation ("Shortfall") at a redemption price equal to the greater of
(1) 100% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the fair market value of the Notes on an as-converted basis based on the Market Price on the Trading Day immediately preceding the Trigger Date (the "Mandatory Redemption Price"), which such redemption price shall be paid within ten (10) Trading Days after a Trigger Date if his clause (B) is elected. The Company shall make such election within five (5) days following the Trigger Date by giving written notice to all holders of Notes and Warrants. If the Company fails to timely make such election, or elects clause (A) but then fails to obtain such shareholder approval within 60 days following the Trigger Date, then the Company shall purchase the Shortfall at the Mandatory Repurchase Price within three (3) Trading Days following any such failure.

              (k) Variable Rate and MFN Transactions. At least ten (10) Trading Days prior to the sale or issuance of any securities, or the agreement to sell and issue any securities (if earlier), in a Variable Rate Transaction or MFN Transaction, the Company shall furnish written notice thereof to the Holder via facsimile and overnight courier. The Holder shall have the right to compel the Company to redeem any or all of its Notes for the Redemption Consideration (as defined below) of the Notes being redeemed at the same time as the consummation of such Variable Rate Transaction or MFN Transaction ("Redemption Date"). The "Redemption Consideration" shall consist of (1) cash equal to 115% of the outstanding Principal Amount of the Notes being redeemed, and (2) warrants ("New Warrants") to purchase such number of shares of Common Stock as is equal to 63% of the number of shares of Common Stock into which the Notes being redeemed are convertible immediately prior to such redemption. The New Warrants shall have a four-year term commencing on the Redemption Date, shall have an exercise price equal to the arithmetic average of the VWAP for each Trading Day during the period commencing on the 10th Trading Day prior to the Redemption Date and ending on the 10th Trading Day following the Redemption Date, and shall otherwise be issued in the form and substance of the Warrants, with such changes as the Company and the Purchasers still holding Notes and the Holders of a majority of the principal amount of the Notes outstanding may agree upon.

         Section 4. Mandatory Prepayment. In the event that at any time on or after December 31, 2003, the Company maintains a Net Cash Balance (as defined below) of less than $35,000,000, the Holder shall have the right to require that all or any part of the Principal Amount (including all accrued and unpaid interest, if any) be paid within ten (10) Business Days of such demand. "Net Cash Balance" at any time shall equal the total of all cash and cash equivalents less all obligations for borrowed money bearing interest (including without limitation obligations with effective "zero coupon" interest or with imputed interest and obligations on dividend yielding preferred stock which is not permitted to be classified as permanent equity pursuant to generally accepted accounting principles or SEC rules). After January 1, 2004, the Holder shall have the right to request a current balance sheet of the Company prepared in accordance with generally accepted accounting principles, which shall be delivered within five (5) business days following such request.

         Section 5. Defaults and Remedies.

              (a) Events of Default. An "Event of Default" is: (i) a default in payment of the Principal Amount or accrued but unpaid interest thereon of any of the Notes on or after the date such payment is due, which default continues for five Business Days after written notice of such non-payment has been received by the Company; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for five Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver stock certificates within the fifth day following the Conversion Date; (iii) failure by the Company for thirty (30) days after written notice has been received by the Company to comply with any material provision of any of the Notes, the Purchase Agreement, the Registration Rights Agreement or the Warrants (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof and the failure to redeem Notes upon the Holder's request following a Change in Control Transaction pursuant to Section 3(c)(vi); (iv) a breach by the Company of its representations or warranties in the Purchase Agreement, Registration Rights Agreement or Warrants where the facts, events or circumstances causing or constituting such breach resulted in, or could reasonably be expected to result in, a Material Adverse Affect; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $3 million or for money borrowed the repayment of which is guaranteed by the Company for in excess of $3 million, whether such indebtedness or guarantee now exists or shall be created hereafter; or (vi) if the Company is subject to any Bankruptcy Event.

              (b) Remedies. If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and
(vi) of Section 5(a), this Note shall become due and payable without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be the greater of (1) 110% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any, provided that the percentage applicable to interest accrued at the Default Rate shall equal 100%) and (2) the product of (A) the highest closing price for the five (5) Trading days immediately preceding the Holder's acceleration and (B) the Conversion Ratio. In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within ten (10) Business Days of Holder's request. The remedies under this Note shall be cumulative.

         Section 6. General.

              (a) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

              (b) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

              (c) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

              (d) Assignment, Etc. The Holder may assign or transfer this Note to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that (i) the Holder may assign or transfer this Note to any of such Holder's affiliates without the consent of the Company and (ii) upon any Event of Default, the Holder may assign or transfer this Note without the consent of the Company. No transfer of this Note in a principal amount of less than the lesser of (x) $1 million and (y) the entire remaining principal amount outstanding hereunder, shall be permitted without the prior written consent of the Company. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

              (e) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

              (f) Governing Law; Jurisdiction.

                   (i) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                   (ii) Jurisdiction. THE COMPANY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, OVER ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                        The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgement in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                   (iii) No Jury Trial. THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

              (g) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such loss, theft or destruction of this Note.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

                                              GENOME THERAPEUTICS CORP.

                                              By:
                                                  -----------------------------
                                              Name:
                                              Title:



Attest:



Sign:
      ----------------------------
          Print Name:

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE

                          (To be executed by the Holder
                           in order to convert a Note)

[Delivered to the Company followed by a confirming email to the Company's three designees.]

         Re: Note (this "Note") issued by GENOME THERAPEUTICS CORP. to [______________________] on or about __________ ___, 2002 in the original principal amount of [$_______].

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $.10 par value per share (the "Common Stock"), of GENOME THERAPEUTICS CORP. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the "Restricted Ownership Percentage" contained in
Section 3(j)(A) of this Note.

Conversion information:
                             --------------------------------------------------
                             Date to Effect Conversion

                             --------------------------------------------------
                             Aggregate Principal Amount of Note Being Converted

                             --------------------------------------------------
                             Number of Shares of Common Stock to be Issued

                             --------------------------------------------------
                             Number of Additional Shares of Common Stock becoming exercisable under the Warrant as a result of this Conversion [.26 x Number of Shares of Common Stock to be Issued upon Conversion]

                             --------------------------------------------------
                             Applicable Conversion Price

                             --------------------------------------------------
                             Signature

                             --------------------------------------------------
                             Name

                             --------------------------------------------------
                             Address

                                    EXHIBIT B

                    FORM OF INTEREST PAYMENT ELECTION NOTICE

To:      [Holder at Holder's Address]

         Pursuant to Section 1(b) of Note No. ______ of GENOME THERAPEUTICS CORP. issued to you (or your assignor or predecessor-in-interest) on ________ __, 2002, we hereby notify you that we are irrevocably electing to pay the outstanding interest due on the Interest Payment Date (as defined in the Note) which occurs on _____________, 200__ (check one):

         ----------     In full in cash on such Interest Payment Date.

         ----------     In full in shares of the Company's Common Stock within
                        three (3) Trading Days following such Interest Payment
                        Date.

                                     GENOME THERAPEUTICS CORP.

                                     By:
                                         --------------------------------------
                                     Name:
                                     Title: